SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 1, 2000



                            AmeriVest Properties Inc.
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             (Exact name of registrant as specified in its charter)



           Delaware                      1-14462                 84-1240264
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(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)            Identification No.)



              1800 Glenarm Place, Suite 500, Denver, Colorado 80202
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 297-1800
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Item 5.  Other Events.
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     (a) Advisory Agreement. Effective January 1, 2000, the Company entered into an agreement with Sheridan Realty Advisors, LLC for Sheridan to assume responsibility for the Company's day-to-day operations. Sheridan will manage the Company's assets and will assist and advise the Board Of Directors on real estate acquisitions and investment opportunities. The Company will pay Sheridan an administrative fee and a property management and accounting fee for those services. The costs for these services are anticipated to be no greater than the costs paid by the Company in 1999. In addition, Sheridan will receive incentive compensation in the form of an advisory fee based on new real property acquisitions and five-year warrants to purchase common stock at $5 per share. Issuance of the warrants is subject to shareholder approval, which will be requested at the next Annual Meeting of shareholders. William T. Atkins, the Chief Executive Officer and a director of the Company, is the co-manager, chairman and a 16.67% owner of Sheridan Realty Advisors, LLC. Charles K.
Knight, the Secretary and a director of the Company, is the co-manager, President and a 16.67% owner of Sheridan Realty Advisors, LLC. D. Scott Ikenberry, the Chief Financial Officer of the Company, is the Chief Financial Officer and a 16.67% owner of Sheridan Realty Advisors, LLC.

     (b) Press Release. The press release of the Company dated December 27, 1999, which is filed as Exhibit 99.1 to this Form 8-K, is incorporated into this
Item 5 by this reference.

Item 7.  Financial Statements And Exhibits.
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     (a) Financial Statements

                  Not applicable.

     (c) Exhibits.

                                  Exhibit Index
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Exhibit
Number   Description
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10.1       Property  Management  And Advisory  Agreement  dated January 1, 2000 between the Company and Sheridan Realty Advisors LLC.

99.1       Press release dated December 27, 1999.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 2000                             AMERIVEST PROPERTIES INC.
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                                                    By: /s/ James F. Etter
                                                        ------------------------
                                                            James F. Etter
                                                            President

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